Shenyang Nanhu Import and Export Co., LTD

Liaoning Nuokang Bio-Pharmaceutical Co., LTD

Exhibit 10.18

CONTRACT

Contract No. BTX-0108CH

Date: August 1st, 2008

The Importer: SHENYANG NANHU IMPORT AND EXPORT CO., LTD

Add: No. 35 SANHAO STREET, HEPING DISTRICT – 110003 SHENYANG / CHINA

Tel: 86-24-23898206 Fax: 86-24-23898209 E-mail: zhangxiaodan8888@163.com

The Enduser: LIAONING NUOKANG BIO-PHARMACEUTICAL CO., LTD

Add: No. 18 EAST NANPING ROAD, HUNNAN DISTRICT – 110171 SHENYANG / CHINA

Tel: 86-24-24696033 Fax: 86-24-24696021 E-mail: xuey@lnnk.net

The Exporter: PROCAMP COML IMPORT. EXPORT. LTDA.

Address: R. Salesópolis, 323 - Jd. Alto da Barra 13093-840 - Campinas / SP - Brazil

Tel: (55 19) 3255.4849 Fax: (55 19) 3294-6608

The Producer: CETA – CENTRO DE EXTRAÇÃO DE TOXINAS ANIMAIS LTDA.

Address: Estrada Municipal, s/n, km 8,9 - Bairro do Silva -13260-000 Morungaba - SP / Brazil

Tel: (55 11) 4406.0149 Fax: (55 19) 3253.6938 E-mail: helena.perez@bratox.com

This contract is made by and between the Importer/Enduser and the Exporter/Producer, whereby the Importer/Enduser agree to buy and the Exporter/Producer agree to sell the under-mentioned commodity according to the terms and conditions stipulated below:

1. SCOPE OF CONTRACT AND CONTRACT PRICE

TABLE 01

Deliveries 2008	Commodity, Specifications	Unit	Delivery	Qty	Unit Price USD	Aprox. Date of the delivery
1st						31st August

2nd				[****]†		30th September

3rd						31st October

4th						30th November

5th						31st December

TABLE 02

Deliveries 2009	Commodity, Specifications	Unit	Qty	Unit Price USD	Aprox. Date of the delivery
Every Month	Snake Venom of Bothrops atrox	GR	[****]†	[****]†	30th -31st

†

This portion of the contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended. A confidential treatment has been granted with respect to the omitted portion.

Shenyang Nanhu Import and Export Co., LTD

Liaoning Nuokang Bio-Pharmaceutical Co., LTD

TABLE 03

Deliveries 2010	Commodity, Specifications	Unit	Qty	Unit Price USD	Aprox. Date of the delivery
Every Month	Snake Venom of Bothrops atrox	GR	[****]†	[****]†	30th -31st

TABLE 04

Deliveries 2011	Commodity, Specifications	Unit	Qty	Unit Price USD	Aprox. Date of the delivery
Every Month	Snake Venom of Bothrops atrox	GR	[****]†	[****]†	30th -31st

1.1 DURATION: This contract is valid for 3 years, from August/31/2008 to August/01/2011.

1.2 PRICE: The price/gr for the Year 2008 is defined on TABLE 01, the price/gr for the Year 2009 is defined on TABLE 02, the price/gr for the Year 2010 is defined on TABLE 03, the price/gr for the Year 2011 is defined on TABLE 04, the price shall be concluded by the final written confirmation between Importer/Enduser and Exporter/Producer hereof by the consideration of including but not limited to the evaluation, adjustment and definition on the beginning of each year, before the 1st airing of the year, considering the rates variation in the currency values along the past year, production costs, environmental law changes, government taxes and availability of the product.

1.3 RENEWING: The contract will be automatically renewed for the same period of time, unless one party communicates the other party thru e-mail with receipt of reading, the end of the contract 6 months before the expiring date.

1.4 UNREASONING ANTICIPATION OF THE FINISHING DATE: In case of the Importer/Enduser or Exporter/Producer communicates the definitive interruption of the purchase orders before the contract finishing date stipulated on the Item 1.1, all further Importer/Enduser losses will be borne by the Exporter/Producer and all further Exporter/Producer losses will be borne by the Importer/Enduser. The penalty will be 50% of the total missing deliveries in USD, calculated on considering the average of the 12 previous Commercial Invoices, to be paid as indemnity.

1.5. The Proforma Invoice will be a complement of this contract in each shipment, providing the exact quantity, price, and terms of payment and delivery time.

2.COUNTRY OF ORIGIN AND PRODUCERS: Brazil

3. TIME OF SHIPMENT: 10 days after the payment.

4. PORT OF SHIPMENT: The main airport of Brazil

5. PORT OF DESTINATION: Dalian Airport or other written appointed airport of China by the Enduser 30 days prior to each batch.

6. TERMS OF PAYMENT: 100% T/T IN ADVANCE with custody service provided by Banco do Brasil, the money holder.

The Importer/Enduser will remit the payment to the Exporter/Producer bank account exclusively only after receiving electronic copies of the IBAMA governmental license and Certificate of Origin of the current shipment, against e-mailed authorization from the Exporter/Producer to remit the money.

The Exporter/Producer’s Brazil bank account information is confirmed as following: Banco do Brasil Agency: 4038-X Account: 6174-3

7. DOCUMENTS:

7.1 All the documents furnished by the Exporter/Producer including contract numbers, names, specifications, quantities, and values (including the quotations of the values) of the goods in all the documents enclosed under the goods shall be in strict accordance with the Contract.

7.2 In case of air – parcel post: One copy of air parcel post receipt addressed to the Importer/Enduser.

7.3 Commercial Invoice in 2 originals and 3 copies indicating contract number and shipping airway bill number.

7.4 Certificate of Origin issued by the Brazilian official governmental department.

Shenyang Nanhu Import and Export Co., LTD

Liaoning Nuokang Bio-Pharmaceutical Co., LTD

7.5 Brazilian governmental license from the Environment Control Agency IBAMA

8. SHIPPING ADVICE:

The Exporter/Producer shall, immediately upon the completion of the loading of the goods, advise by fax/e-mail the Importer/Enduser of the commodity, quantity, invoiced value, gross weight, etc.

9. GUARANTEE OF QUALITY:

The Exporter/Producer have the obligation of keeping in their laboratory for 12 months a sealed sample of every product batch shipped to the Importer/Enduser.

The Exporter/Producer shall guarantee that the commodity, when correctly storaged by the Importer/Enduser, properly handled at the Importer/Enduser’s laboratories and maintained, will give satisfactory performance during 12 months. The Exporter/Producer shall further be responsible for any unfuntioning, based on the characteristics of that batch, once the Importer/Enduser proves that the storage and handling of the goods have been made properly, according to the Technical Documentation stipulated in Clause16.

DETAIL RULES: If the goods don’t meet the Importer/Enduser’s expectations in terms of quality, the Importer/Enduser should notify the Exporter/Producer in maximum of 30 days after receiving the goods, otherwise the Exporter/Producer assumes that the goods quality has met the Importer/Enduser quality expectations.

In case of the Importer/Enduser doesn’t accept the goods quality, the sealed sample of the shipped batch that the Exporter/Producer kept should be sent to check at an official Institution in Brazil, and the Importer/Enduser should send that batch to an official Institution in China to check, the Importer/Enduser and the Exporter/Producer should send a copy of their Certificates of Analysis to each other to verify the methods used in the analysis process, compare the results and both sides should come to an agreement.

10. CLAIMS:

10.1 If the quality and specification of the goods are not in conformity with the contract, or if the goods are proven defective within the guarantee period stipulated in Clauses 9, the Importer/Enduser shall arrange for a survey to be carried out by the State/Local Administration of the People’s Republic of China for Quality Supervision and Inspection and Quarantine, and have the right to claim against the Exporter/Producer on the strength of the inspection certificate.

10.2 In case the Exporter/Producer are liable for the discrepancies and a claim is made by the Importer/Enduser within the period of claim or quality guarantee period as stipulated in this contract, the Exporter/Producer shall settle the claim upon the agreement of the Importer/Enduser in the following way:

Against the devolution of the defective product batch back to the Exporter/Producer address, replace the defective with new product batch, in conformity with the specifications, quality and performance as specified in the Clause 9 of the contract or repair the defective, at the Exporter/Producer expenses. The Exporter/Producer shall at the same time guarantee the quality of the replaced product batch for further corresponding period according to Clauses 9 of the contract.

10.3 Any and all claims shall be regarded as accepted if the Exporter/Producer fail to reply within 15 days after notification of the Importer/Enduser’s claim.

11. PURCHASE ORDERS:

The Importer/Enduser agrees to sign the Proforma Invoice and written order of each delivery at least 30 days in advance, in order to give enough time to the Exporter/Producer to get the governmental license and provide other documents required for the shipment, otherwise the Exporter/Producer will be free to delay the shipment if some obstacle appears.

12. FORCE MAJEURE:

12.1 If either of the parties to the contract be prevented from executing the contract by such cases of Force Majeure as war, serious fire, flood, typhoon, earthquake and climate/environment changes which affect the animals health and development, or due to other cases agreed upon by both parties as being cases of force majeure, the time for execution of the contract shall be extended by a period equal to the effect of those causes.

Shenyang Nanhu Import and Export Co., LTD

Liaoning Nuokang Bio-Pharmaceutical Co., LTD

12.2 The prevented party shall notify the other party by fax or E-mail within the shortest possible time of the occurrence of the Force Majeure and within 14 days thereafter send by registered airmail to the other party, a certificate for evidence issued by the Competent Government Authorities for confirmation, unless the event is worldwidely notorious. Should the effect of Force Majeure continue for more than 10 weeks, both parties shall settle the further execution of the contract through friendly negotiation and reach an agreement within a reasonable time and the Importer/Enduser shall the right to cancel the contract.

13. LATE DELIVERY :

If the Exporter/Producer fail to make delivery on time as stipulated in the Contract, with exception of Force Majeure causes specified in Clause 12 of this Contract, or Government delays on issuing licenses, or Environmental Law changes, the Importer/Enduser shall agree to postpone the delivery on condition that the Exporter/Producer splits the missing quantity in maximum 3 parts and accomplishes the stipulated quantity of the subsequent months plus the part of the missing quantity.

14. TAX AND DUTIES:

All taxes in connection with the execution of this contract levied by the Chinese Government on the Importer/Enduser in accordance with the tax laws in effect shall be borne by the Importer/Enduser.

15. TECHNICAL DOCUMENTATION:

One copy of technical documents in English corresponding to each set of product handling instructions, application instructions, storage instructions and/or service note, and schematics etc. shall be sent thru an electronic way to the Importer/Enduser after effectiveness of the contract, and one original of the mentioned documentation set is part of this contract. One additional complete set of the above mentioned documents shall be packed and dispatched with each shipment.

16. ARBITRATION:

Unless otherwise agreed in writing, all disputes arising in connection with the present Contract shall be submitted to China International Economic and Trade Arbitration Commission for arbitration, which shall be conducted in accordance with the Commission’s arbitration rules in effect at time of applying for arbitration. The arbitral award is final and binding upon both parties.

17. CANCELLATION DATE

If the goods are not delivered for any reason whatsoever (including force majeure) by 120 days after the stipulated date of each delivery, the Importer/Enduser will be entitled to CANCEL THE CONTRACT IMMEDIATELY BY NOTIFICATION TO THE PRODUCER.

18. Late-delivery, non-delivery of goods already paid and not received by the Importer/Enduser, and remedies therefore

18.1 When there is delay in delivery of any goods, which have been already paid and not received by the Importer/Enduser, motivated exclusively by the non-dispatching of the goods from the Exporter/Producer, the Importer/Enduser is entitled to claim liquidated damages equal to 0.5% or such other percentage as may be agreed of the price of those goods for each complete week of delay provided, the Importer/Enduser notifies the Exporter/Producer of the delay. Where the Importer/Enduser so notifies the Exporter/Producer by e-mail within 15 days from the agreed date of delivery, damages will run from the agreed date of delivery or from the last day within the agreed period of delivery. Where the Importer/Enduser so notifies the Exporter/Producer after 15 days of the agreed date of delivery, damages will run from the date of the notice: Liquidated damages for delay shall not exceed 5% of the price of the delayed goods or such other maximum amount as may be agreed.

18.2 If the parties have agreed upon a cancellation date in Clause 17, the Importer/Enduser may terminate the Contract by e-mailed notification to the Exporter/Producer as regards goods which have not been delivered by such cancellation date for any reason whatsoever (including a force majeure event).

Shenyang Nanhu Import and Export Co., LTD

Liaoning Nuokang Bio-Pharmaceutical Co., LTD

18.3 When article 18.2 does not apply and the Exporter/Producer has not delivered the goods by the date on which the Importer/Enduser has become entitled to the maximum amount of liquidated damages under article 18.1, the Importer/Enduser may give notice in writing to terminate the Contract as regards such goods, if they have not been delivered to the Importer/Enduser within 5 days of receipt by e-mail of such notice by the Exporter/Producer.

18.4 In case of termination of the Contract under article 18.2 or 18.3 then in addition to any amount paid or payable under article 18.1, the Importer/Enduser is entitled to claim damages for any additional loss not exceeding 19% of the price of the non-delivered goods.

18.5 The remedies under this article are exclusive of any other remedy for delay in delivery or non-delivery.

19. Non-conformity of the goods

19.1 The Importer/Enduser shall examine the goods as soon as possible after their arrival at destination and shall notify the Exporter/Producer in writing of any lack of conformity, in terms of: the purchased weight, quantity and the presentation form of the goods, within 15 days from the date when the Importer/Enduser discovers or ought to have discovered the lack of conformity. In any case the Importer/Enduser shall have no remedy for lack of conformity if he fails to notify the Exporter/Producer thereof within 12 months from the date of arrival of the goods at the agreed destination.

19.2 Goods will be deemed to conform to the Contract despite minor discrepancies which are usual in the particular trade or through course of dealing between the parties but the Importer/Enduser will be entitled to any abatement of the price usual in the trade or through course of dealing for such discrepancies.

19.3 Where goods are non-conforming (and provided the Importer/Enduser, having given notice by e-mail of the lack of conformity in compliance with article 19.1, does not elect in the notice to retain them), the Exporter/Producer shall at his option and against the devolution of the non-conforming goods back to the Exporter/Producer address:

(a) replace the goods with conforming goods, without any additional expense to the Importer/Enduser, or

(b) repair the goods, without any additional expense to the Importer/Enduser, or

(c) reimburse to the Importer/Enduser the price paid for the non-conforming goods

The Importer/Enduser will be entitled to liquidated damages as quantified under article 18.1 for each complete week of delay between the date of 10 days after the arriving of the non-conforming goods back to the Exporter/Producer, of the non-conformity according to article 19.1 and the date of dispatching of the substitute goods under article 19.3(a) or repair under article 19.3(b) above, except if this period of time cannot be accomplished due to delays on Governmental Licenses and Certificates issuing. Such damages may be accumulated with damages (if any) payable under article 18.1, but can in no case exceed in the aggregate 5% of the price of those goods.

19.4 If the Exporter/Producer has failed to perform his duties under article 19.3 by the date on which the Importer/Enduser becomes entitled to the maximum amount of liquidated damages according to that article, the Importer/Enduser may give notice in writing by e-mail 10 days after the arriving of the non-conforming goods back to the Exporter/Producer, to terminate the Contract as regards the non-conforming goods unless the supply of replacement goods or the repair is effected within 5 days of e-mail receipt of such notice by the Exporter/Producer, except if this period of time cannot be accomplished due to delays on Governmental Licenses and Certificates issuing.

19.5 Where the Contract is terminated under article 19.3(c) or article 19.4, then in addition to any amount paid or payable under article 19.3 as reimbursement of the price and damages for any delay, the Importer/Enduser is entitled to damages for any additional loss not exceeding 10% of the price of the non-conforming goods.

19.6 Where the Importer/Enduser elects to retain non-conforming goods, he shall be entitled to a sum equal to the difference between the value of the goods at the agreed place of destination if they had conformed with the Contract and their value at the same place as delivered, such sum not to exceed 15% of the price of those goods.

19.7 Unless otherwise agreed in writing, the remedies under this article 19 are exclusive of any other remedy for non-conformity.

19.8 Unless otherwise agreed in writing, no action for lack of conformity can be taken by the Importer/Enduser, whether before judicial or arbitral tribunals, after 2 years from the date of arrival of the goods. It is expressly agreed that after the expiry of such term, the Importer/Enduser will not plead non-conformity of the goods, or make a counter-claim thereon, in defence to any action taken by the Exporter/Producer against the Importer/Enduser for non-performance of this Contract.

Shenyang Nanhu Import and Export Co., LTD

Liaoning Nuokang Bio-Pharmaceutical Co., LTD

20. Cooperation between the parties

20.1 The Importer/Enduser shall promptly inform the Exporter/Producer of any claim made against the Importer/Enduser by his customers or third parties concerning the goods delivered or intellectual property rights related thereto, otherwise the Importer/Enduser is not entitled to make any future claims regarding the products.

20.2 The Exporter/Producer will promptly inform the Importer/Enduser of any claim which may involve the product liability of the Importer/Enduser.

21. SPECIAL PROVISIONS:

In witness thereof, this Contract is made out in four originals: each party keeps one original after the signing of the contract. This contract is complied with Incoterms 2000 and United Nations Convention On Contracts For The International Sale Of Goods

This contract and all appendixes constitute the entire agreement; any amendment to this agreement shall be in writing, signed by the duly authorized representatives of each of the parties.

It is the responsibility of the Exporter/Producer to obtain the export license(s), if required for the goods covered by this contract, from his own country at his own expense.

THE IMPORTER:	THE EXPORTER:

SHENYANG NANHU IMPORT AND EXPORT Co., LTD	PROCAMP COML IMPORT EXPORT LTDA.

[Seal of SHENYANG NANHU IMPORT AND EXPORT Co., LTD]	/s/
[Seal of PROCAMP COML IMPORT EXPORT LTDA.]

THE ENDUSER:	THE PRODUCER:

LIAONING NUOKANG BIO-PHARMACEUTICAL Co., LTD	CETA – CENTRO DE EXTRAÇÃO DE TOXINAS ANIMAIS LTDA.

[Seal of LIAONING NUOKANG BIO-PHARMACEUTICAL Co., LTD]	/s/
[Seal of CETA – CENTRO DE EXTRAÇÃO DE TOXINAS ANIMAIS LTDA.]